FOR IMMEDIATE RELEASE	CONTACT:
November 11, 2009	Andrew Zaref, CFO, (212) 716-1977 x 222

ATRINSIC REPORTS OPERATING RESULTS FOR THE THIRD QUARTER 2009

New York (November 11, 2009) - Atrinsic, Inc., (NASDAQ: ATRN), a leading online marketing services company, announced third quarter 2009 results today.

Revenues for the third quarter of 2009 were $14.9 million compared with $30.8 million in the third quarter of 2008, a decrease of 52%. Subscription revenue decreased by approximately $10.5 million, or 68%, to $4.9 million for the three months ended September 30, 2009, compared to $15.4 million for the three months ended September 30, 2008. The decrease in subscription service revenue was principally attributable to a decrease in the average number of billable subscribers during the period as compared to the prior year period. Transactional revenue decreased by approximately $5.5 million or 35% to $10.0 million for the three months ended September 30, 2009 compared to $15.5 million for the three months ended September 30, 2008. The decrease was primarily attributable to the reduction in discretionary advertising expenditures by our clients.

Operating expenses for the third quarter of 2009 were $19.9 million compared with operating expenses of $30.8 million in the third quarter of 2008, a decrease of approximately $10.9 million. The decrease is primarily attributable to a reduced amount of purchased third party media, correlated to decreased revenues, and a reduction in labor and operating costs. During the quarter, the Company expended an estimated $2.0 million toward the continued development and launch of Kazaa. The Company is carefully monitoring its performance relative to expectations and market conditions to manage its fixed and discretionary customer acquisition, product development, and other operating expenses.

Adjusted EBITDA for the third quarter of 2009 was a loss of ($4.3) million compared with income of $1.3 million in the third quarter of 2008, a decrease of approximately $5.6 million. The decrease is primarily attributable to the decrease in revenue, partially offset by decreases in operating expenses, a portion of which Atrinsic has invested in new product and services development for future growth. Adjusted EBITDA is a non-GAAP measure – see Supplemental Disclosure regarding Non-GAAP Measures below.

Net loss for the third quarter of 2009 was ($2.4) million (($0.12) loss per basic and diluted share) compared with break even for the third quarter of 2008 ($0.00 earnings per basic and diluted share).

As of September 30, 2009, the Company had $17.6 million of cash, cash equivalents with adequate working capital to support future growth, business development initiatives, and capital activities.

              Jeffrey Schwartz noted, “The results that we are releasing today are not acceptable and we recognize the need for change. We are evaluating all of our products and services with an eye toward simplifying our business and refocusing on our core. In so doing, I firmly believe that we can return the business to growth and profitability in the future”.

All non-GAAP amounts have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.

Third Quarter 2009 Conference Call

Management will host a conference call today at 8:30 a.m. Eastern Time to discuss third quarter 2009 results with the investment community. Anyone interested in participating should call 1-877-941-8633 if calling within the United States, or 1-480-629-9822 if calling internationally. The call will also be accompanied by a live webcast and will be accessible via the Company’s corporate website at www.atrinsic.com.

A replay will be available until, November 18, 2009, which can be accessed by dialing 1-800-406-7325 if calling within the United States, or 1-303-590-3030 if calling internationally. Please use passcode 4138196 to access the replay.

About Atrinsic, Inc.

Atrinsic, Inc. www.atrinsic.com is a leading digital advertising and marketing services company in the United States. Atrinsic is organized as a single segment with two principal offerings: (1) Transactional  services - offering full service online marketing and distribution services which are targeted and measurable online campaigns and programs for marketing partners, corporate advertisers, or their agencies, generating qualified customer leads, online responses and activities, or increased brand recognition, and (2) Subscription  services - offering our portfolio of subscription based content applications direct to users working with wireless carriers and other distributors.

Atrinsic brings together the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies, creating a fully integrated multi platform vehicle for the advanced generation of qualified leads monetized by the sale and distribution of subscription content, brand-based distribution and pay-for-performance advertising. Atrinsic’s content is organized into four strategic content groups - digital music, casual games, interactive contests, and communities/lifestyles. The Atrinsic brands include GatorArcade, a premium online and mobile gaming site, Ringtone.com, a mobile music download service, and iMatchUp, one of the first integrated web-mobile dating services. Feature-rich Network advertising services include a mobile ad network, extensive search capabilities, email marketing, one of the largest and growing publisher networks, and proprietary subscription  content. Services are provided on a variety of pricing models including cost per action, fixed fee, or commission based arrangements.

Forward-Looking Statements

This press release contains “forward-looking” statements based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include the Company’s discussion relating to management’s current strategic priorities. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such risks include, among others, risks related to the successful offering of the Company’s products and services; the risk that the anticipated benefits of the Traffix merger or the Ringtone.com acquisition, and the acquisition of assets from Shopit, Inc. may not be realized and other risks that may impact the Company’s business, some of which are discussed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on or about the date of this release under the caption “Risk Factors” and elsewhere, including in the Company’s other reports filed from time to time with the SEC. All information in this release is as of November 11, 2009. The Company does not undertake any obligation to update or revise these forward-looking statements to conform to actual results or changes in the Company’s expectations.

Supplemental Disclosure regarding Non-GAAP Measures

EBITDA and Adjusted EBITDA

The following tables set forth the Company’s EBITDA and Adjusted EBITDA for the three and nine months periods ended September 30, 2009 and 2008. The Company defines “EBITDA” and “Adjusted EBITDA” as net income adjusted to exclude the following line items presented in its Statement of Operations: Equity in loss of investee, noncontrolling interest, income taxes, other expense (income), interest expense, interest and dividend income, net, depreciation and amortization, and in the case of Adjusted EBITDA non-cash equity based compensation. While this non-Generally Accepted Accounting Principles (“GAAP”) measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure is presented below.

The Company uses Adjusted EBITDA, among other things, and possibly with additional adjustments, to evaluate the Company’s operating performance, to value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides one of several links between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, it is our understanding that this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company has elected to not adjust EBITDA for the impact of the adoption of ASC 718 (formerly FAS No.123R) and the Company has provided what it believes to be relevant supplemental information in this communication for analysis by others to fit their particular needs.

Since EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. EBITDA and Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA and Adjusted EBITDA exclude certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider when the types of events and transactions which are excluded. As required by the SEC, the Company provides below a reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable amount reported under GAAP.

Reconciliation of Reported Net Income (Loss)
To EBITDA and Adjusted EBITDA
For the Three and Nine Months Ending September 30, 2009 and 2008
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Net (Loss) Income attributable to Atrinsic	$(2,386)	$(6)	(5,520)	$793

Reconciliation Items:
Equity in loss of Investee	61	-	113	-
Net loss (income) attributable to noncontrolling interest	-	(15)	28	(92)
Income taxes	(2,736)	(77)	(4,336)	517
Other expense (income)	-	271	5	145
Interest (income) expense and dividends, net	(4)	(124)	9	(485)
Depreciation and amortization	549	1,336	3,111	2,616

EBITDA	$(4,516)	$1,385	$(6,590)	3,494

Non-cash equity based compensation	$258	$(70)	1,080	$1,010

Adjusted EBITDA	(4,258)	$1,315	$(5,510)	$4,504

Diluted Adjusted EBITDA
per Common Share	$(0.21)	$0.06	$(0.27)	$0.20

Condensed Pro Forma Summary

The following table sets forth the Company’s Condensed Proforma results for the three and nine month periods ended September 30, 2009 and 2008. The following pro forma consolidated amounts give effect to the merger with Traffix, Inc. on February 4, 2008 and the acquisition of Ringtone.com on June 30, 2008 with both being accounted for by the purchase method of accounting as if they had occurred as of the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results. The Consolidated Statement of Operations for the three and nine months ending September 30, 2009 is presented for comparative purposes.

Pro Forma Condensed Consolidated Statement of Operations
For the Three and Nine Months Ending September 30, 2009 and 2008
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009 (Actual)	2008 (Actual)	2009 (Actual)	2008 (Proforma)

Net revenues	$14,873	$30,819	$55,429	$105,545

Operating expense net of interest
and other expense	19,995	30,902	65,285	101,874

Income taxes	(2,736)	(77)	(4,336)	516

Net Proforma (Loss) Income	$(2,386)	$(6)	$(5,520)	$3,155

Diluted earnings per share	$(0.12)	$(0.00)	$(0.27)	$0.15

Pro Forma EBITDA and Adjusted EBITDA

The following table sets forth pro forma EBITDA and pro forma Adjusted EBITDA amounts after giving effect to the merger with Traffix, Inc. on February 4, 2008 and the acquisition of Ringtone.com on June 30, 2008 as if they had occurred as of the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results. EBITDA and Adjusted EBITDA for the three and nine months ending September 30, 2009 are presented for comparative purposes.

Reconciliation of Pro Forma Net Income/(Loss)
To Pro Forma EBITDA and Pro Forma Adjusted EBITDA
For the Three and Nine Months Ending September 30, 2009 and 2008
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009 (Actual)	2008 (Actual)	2009 (Actual)	2008 (Proforma)

Net Pro Forma (Loss) Income	$(2,386)	$(6)	$(5,520)	$3,155

Reconciliation Items:
Equity in loss of Investee	61	-	113	-
Net loss (income) attributable to noncontrolling	-	(15)	28	(92)
Income taxes	(2,736)	(77)	(4,336)	517
Other expense (income)	-	271	5	145
Interest (income) expense and dividends, net	(4)	(124)	9	(457)
Depreciation and amortization	549	1,336	3,111	3,055

Pro Forma EBITDA	$(4,516)	$1,385	$(6,590)	$6,323

Non-cash equity based compensation	258	(70)	1,080	1,010

Adjusted Pro Forma EBITDA	$(4,258)	$1,315	$(5,510)	$7,333

Diluted Adjusted EBITDA per Common Share	$(0.21)	$0.06	$(0.27)	$0.33

ATRINSIC, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in thousands, except per share data)
	September 30,	December 31,
	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$17,591	$20,410
Marketable securities	-	4,245
Accounts receivable, net of allowance for doubtful accounts of $5,002 and $2,938	11,492	16,790
Income tax receivable	2,676	2,666
Prepaid expenses and other current assets	3,027	3,686

Total Currents Assets	34,786	47,797

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $918 and $1,435	3,646	3,525
GOODWILL	12,096	11,075
INTANGIBLE ASSETS, net of accumulated amortization of $8,167 and $5,683	12,850	12,508
DEFERRED TAXES	4,843	778
INVESTMENTS, ADVANCES AND OTHER ASSETS	1,865	3,080

TOTAL ASSETS	$70,086	$78,763

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable	$6,956	$7,194
Accrued expenses	10,683	13,941
Note payable	-	1,858
Deferred revenues and other current liabilities	2,706	1,121

Total Current Liabilities	20,345	24,114

STOCKHOLDERS' EQUITY
Common stock - par value $.01, 100,000,000 authorized, 23,580,527 and
22,992,280 shares issued at 2009 and 2008, respectively; and, 20,839,209 and
21,083,354 shares outstanding at 2009 and 2008, respectively.	236	230
Additional paid-in capital	178,955	177,347
Accumulated other comprehensive loss	(89)	(286)
Common stock, held in treasury, at cost, 2,741,318 and 1,908,926 shares as of
September 30, 2009 and December 31, 2008.	(4,992)	(4,053)
Accumulated deficit	(124,369)	(118,849)
Total Stockholders' Equity	49,741	54,389

NONCONTROLLING INTEREST	-	260

TOTAL EQUITY	49,741	54,649

TOTAL LIABILITIES AND EQUITY	$70,086	$78,763

ATRINSIC, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Subscription	$4,889	$15,362	$15,099	$38,919
Transactional	9,984	15,457	40,330	52,089
NET REVENUE	14,873	30,819	55,429	91,008

OPERATING EXPENSES
Cost of media-third party	9,911	20,853	35,859	60,778
Product and distribution	3,651	2,681	8,502	7,634
Selling and marketing	2,168	2,596	7,095	6,757
General, administrative and other operating	3,659	3,304	10,563	12,345
Depreciation and amortization	549	1,336	3,111	2,616
	19,938	30,770	65,130	90,130
(LOSS) INCOME FROM OPERATIONS	(5,065)	49	(9,701)	878

OTHER (INCOME) EXPENSE
Interest income and dividends	(5)	(207)	(67)	(568)
Interest expense	1	83	76	83
Other expense (income)	-	271	5	145
	(4)	147	14	(340)
(LOSS) INCOME BEFORE TAXES AND EQUITY IN LOSS OF
INVESTEE	(5,061)	(98)	(9,715)	1,218

INCOME TAXES	(2,736)	(77)	(4,336)	517

EQUITY IN LOSS OF INVESTEE, AFTER TAX	61	-	113	-

NET (LOSS) INCOME	(2,386)	(21)	(5,492)	701

LESS: NET (INCOME) LOSS ATTRIBUTABLE TO
NONCONTROLLING INTEREST, AFTER TAX	-	(15)	28	(92)

NET (LOSS) INCOME ATTRIBUTABLE TO ATRINSIC, INC	$(2,386)	$(6)	(5,520)	$793

NET (LOSS) INCOME ATTRIBUTABLE TO ATRINSIC, INC
PER SHARE
Basic	$(0.12)	$(0.00)	$(0.27)	$0.04
Diluted	$(0.12)	$(0.00)	$(0.27)	$0.04

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	20,634,558	22,545,451	20,570,326	21,208,980
Diluted	20,634,558	22,545,451	20,570,326	22,006,232

ATRINSIC, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2009	2008
Cash Flows From Operating Activities
Net (loss) income	$(5,492)	$793
Adjustments to reconcile net loss (income) to net cash
provided by (used in) operating activities:
Allowance for doubtful accounts	1,824	1,221
Depreciation and amortization	3,111	3,097
Stock-based compensation expense	1,080	1,009
Stock for service	16	-
Net loss on sale of marketable securities	-	238
Deferred income taxes	(4,640)	(1,248)
Equity in loss (income) of investee	186	(92)
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable	4,812	2,872
Prepaid income tax	(11)	(2,478)
Prepaid expenses and other current assets	1,334	2,116
Accounts payable	(237)	(3,412)
Other, principally accrued expenses	(4,330)	1,215
Net cash (used in) provided by operating activities	(2,347)	5,331

Cash Flows From Investing Activities
Cash received from investee	1,940	-
Cash paid to investees	(914)	(7,041)
Purchases of marketable securities	-	(6,332)
Proceeds from sales of marketable securities	4,242	20,758
Business combinations	(2,220)	12,271
Capital expenditures	(675)	(1,737)

Net cash provided by investing activities	2,373	17,919

Cash Flows From Financing Activities
Repayments of notes payable	(1,750)	(111)
Liquidation of non-controlling interest	(288)	-
Return on investment	138	-
Purchase of common stock held in treasury	(939)	(2,581)
Proceeds from exercise of options	-	343
Net cash used in financing activities	(2,839)	(2,349)

Effect of exchange rate changes on cash and cash equivalents	(6)	-

Net (Decrease) Increase In Cash and Cash Equivalents	(2,819)	20,901
Cash and Cash Equivalents at Beginning of Year	20,410	987
Cash and Cash Equivalents at End of Period	$17,591	$21,888

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$72	$20
Cash paid for taxes	$284	$2,548